UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On February 11, 2020, Match Group, Inc. (“Match Group”), a majority-owned, publicly traded subsidiary of IAC/InterActiveCorp (the “Company”), entered into an indenture, between Match Group and Computershare Trust Company, N.A., as trustee (the “Indenture”), in connection with the issuance of $500 million aggregate principal amount of 4.125% senior notes due 2030 (the “Notes”) by way of a private offering of the Notes by Match Group (the “Offering”).

The information set forth under Item 2.03 regarding the Notes and the Offering is incorporated herein by reference.

Credit Agreement Amendment

On February 13, 2020, Match Group entered into Amendment No. 6 (the “Sixth Amendment”) to that certain credit agreement, dated as of October 7, 2015, as amended and restated as of November 16, 2015, as further amended as of December 16, 2015, as further amended as of December 8, 2016, as further amended as of August 14, 2017 and as further amended as of December 7, 2018, with JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto (the “Existing Credit Agreement”).

The Sixth Amendment amends the Existing Credit Agreement to, among other things: (i) increase the aggregate amount of commitments under the revolving credit facility thereunder to $750 million; (ii) extend the maturity date of the revolving credit facility thereunder to February 13, 2025; (iii) extend the maturity date of the term loan facility thereunder to February 13, 2027; (iv) reduce the applicable interest rate margins with respect to the revolving credit and term loan facilities thereunder; and (v) make certain other changes to the covenants, events of default and other provisions therein.

The foregoing description of the Sixth Amendment is not intended to be complete and is qualified in its entirety by reference to the Sixth Amendment, which was filed as Exhibit 10.1 to Match Group’s Current Report on Form 8-K, filed on February 20, 2020, and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Issuance of Notes

On February 11, 2020, Match Group issued $500 million in aggregate principal amount of Notes, with gross proceeds from the Offering of approximately $500 million. The proceeds from the issuance of the Notes, together with cash on hand, will be used to pay expenses associated with the Offering and to provide an intercompany loan to IAC/InterActiveCorp to fund the cash consideration payable to Match Group shareholders (including IAC) in connection with the proposed separation of IAC and Match Group.

The Notes accrue interest at a rate of 4.125% per year from the date of issuance, until maturity or earlier redemption. Interest on the Notes is payable on February 1 and August 1 of each year, commencing on August 1, 2020. The Notes mature on August 1, 2030.

At any time prior to May 1, 2025, Match Group has the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at Match Group’s option, in whole or in part, at any time on or after May 1, 2025, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to May 1, 2023, Match Group may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 104.125% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Notes, certain change of control triggering events will require Match Group to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are unsubordinated unsecured obligations of Match Group, rank equally in right of payment with all of Match Group’s existing and future unsecured and unsubordinated debt and are structurally subordinated to the debt of Match Group’s subsidiaries. The Notes are effectively subordinated to Match Group’s secured debt, including debt under the Existing Credit Agreement, as amended, to the extent of the value of the assets securing such debt.

The Indenture contains certain covenants that restrict the ability of Match Group and its restricted subsidiaries to, among other things: (i) create liens on certain assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of Match Group’s assets. At any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default (both as defined in the Indenture) has occurred and is continuing under the Indenture, Match Group and its subsidiaries will not be subject to the covenant requiring future note guarantors.

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If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to Match Group or a significant subsidiary), the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Notes have the ability to declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to Match Group occurs, all of the outstanding Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Indenture or any holders of the Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which was filed as Exhibit 4.1 to Match Group’s Current Report on Form 8-K, filed on February 11, 2020, and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 11, 2020, between Match Group, Inc. and Computershare Trust Company, N.A., as trustee. (incorporated by reference herein by reference to Exhibit 4.1 to Match Group’s Current Report on Form 8-K, filed on February 11, 2020)

10.1	Amendment No. 6 dated as of February 13, 2020 to the Credit Agreement dated as of October 7, 2015, as amended and restated as of November 16, 2015, as further amended as of December 16, 2015, as further amended as of December 8, 2016, as further amended as of August 14, 2017 and as further amended December 17, 2018, among Match Group, Inc., as borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto (incorporated by reference herein by reference to Exhibit 10.1 to Match Group’s Current Report on Form 8-K, filed on February 20, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel & Secretary

Date: February 27, 2020

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